Exhibit 99.1

CESCA THERAPEUTICS APPOINTS DR. JOSEPH THOMIS TO ITS BOARD OF DIRECTORS

Rancho Cordova, CA, January 17, 2017 – Cesca Therapeutics Inc. (NASDAQ: KOOL), a market leader in automated cellular processing and point-of-care autologous cell-based therapeutics, today announced that Dr. Joseph Thomis will join the Company’s Board of Directors.

“I look forward to joining Cesca’s Board of Directors and plan to work diligently with the leadership team to help move the company forward with its reinvigorated vision to become a leading solutions provider,” commented Dr. Joseph Thomis. “With the recent approval of the company’s IDE supplement by the FDA and the ongoing search for partnerships, the company has a clear path forward for its autologous cell therapy platforms and I believe that there is potential to make a marked advancement in the field of regenerative medicine.”

Dr. Thomis brings more than 40 years of experience ranging from drug discovery and clinical development to commercialization. After a short period in Academia, Dr. Thomis went on to play a major role in the development and registration of eight commercially successful cardiovascular and infectious disease products at Bristol-Myers Squibb. He has also held senior clinical development roles at Quintiles, a global leader in pharmaceutical services to the healthcare industry, where he was instrumental in the growth of clinical research in Europe. He also specialized in designing and implementing effective regional and global strategies as well as repositioning and restructuring organizations.

Dr. Thomis is currently the Non-Executive Director at NovaQuest LLC, a private equity company and Chairman of the Board of Quotient Clinical, a translational pharmaceutics company. Previously he has served on the EMEA and American management boards of Quintiles as well as on the Board of PDP Courier Services and Idis Group Holdings.

“We are pleased to have Dr. Thomis join our Board of Directors; his extensive career spanning all areas of clinical development and commercialization will be of great value as we continue to execute on our plan to move forward with our clinical efforts in CLI as well as continue to explore opportunities within our pipeline,” stated Dr. Xiaochun “Chris” Xu, Cesca’s Chairman and Interim CEO. “Our goal is to grow the company into a leading solutions provider using our robust point-of-care platforms and legacy products.”

About Cesca Therapeutics Inc.

Cesca Therapeutics Inc. (www.cescatherapeutics.com) is engaged in the research, development, and commercialization of cellular therapies and delivery systems for use in regenerative medicine. The Company is a leader in the development and manufacture of automated blood and bone marrow processing systems that enable the separation, processing and preservation of cell and tissue therapeutics. These include:

●

The SurgWerks™ System (in development) - a proprietary system comprised of the SurgWerks Processing Platform, including devices and analytics, and indication-specific SurgWerks Procedure Kits for use in regenerative stem cell therapy at the point-of-care for vascular and orthopedic diseases.

●	The CellWerks™ System (in development) - a proprietary cell processing system with associated analytics for intra-laboratory preparation of adult stem cells from bone marrow or blood.
●	The AutoXpress® System (AXP®) - a proprietary automated device and companion sterile disposable for concentrating hematopoietic stem cells from cord blood.
●	The MarrowXpress™ System (MXP™) - a derivative product of the AXP and its accompanying sterile disposable for the isolation and concentration of hematopoietic stem cells from bone marrow.
●	The BioArchive® System - an automated cryogenic device used by cord blood banks for the cryopreservation and storage of cord blood stem cell concentrate for future use.
●	Manual bag sets for use in the processing and cryogenic storage of cord blood.

Forward-Looking Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. A more complete description of risks that could cause actual events to differ from the outcomes predicted by Cesca Therapeutics' forward-looking statements is set forth under the caption "Risk Factors" in Cesca Therapeutics annual report on Form 10-K and other reports it files with the Securities and Exchange Commission from time to time, and you should consider each of those factors when evaluating the forward-looking statements.

Company Contact: Cesca Therapeutics Inc.

ir@cescatherapeutics.com

Investor Contact: The Ruth Group

Lee Roth / Tram Bui

646-536-7012 / 7035

lroth@theruthgroup.com / tbui@theruthgroup.com